Exhibit 1.1

GEN RESTAURANT GROUP, INC.

UNDERWRITING AGREEMENT

[●] Shares of Class A Common Stock

[●], 2023

Roth Capital Partners, LLC

As the Representative of the Several

Underwriters Named on Schedule I hereto

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

Gen Restaurant Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named on Schedule I hereto (the “Underwriters”, or each, an “Underwriter”), for whom Roth Capital Partners, LLC is acting as the representative (the “Representative”), an aggregate of [●] authorized but unissued shares (the “Firm Shares”) of Class A common stock, par value $0.001 per share (the “Common Stock”), of the Company. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 4 hereof, up to an additional [●] shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” In connection with the offering contemplated by this Agreement, the Company shall issue to the Representative (and/or its designees) the Underwriter Warrants (as defined below) upon the terms and conditions set forth in Section 4 hereof.

On the date hereof, the business of the Company is conducted through a number of affiliated entities (collectively, “GEN Group”, and each entity, a “GEN Group Entity”), including GEN Restaurant Companies, LLC (“GEN LLC”), that will make up its future subsidiaries. Prior to the Closing Date (as defined below), the Company and the GEN Group Entities will execute a series of transactions (the “Reorganization Transactions”) pursuant to which, among other things, GEN LLC will (a) become the ultimate parent company of the other GEN Group Entities and (b) appoint the Company as the sole managing member of GEN LLC. As the sole managing member of GEN LLC, the Company will operate and control all of the business and affairs of GEN LLC and, through GEN LLC and the other GEN Group Entities, conduct its business. Each of the Company and GEN LLC is referred to herein as a “GEN Party” and, collectively, as the “GEN Parties”.

The GEN Parties and the several Underwriters hereby confirm their agreement as follows:

1.    Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Shares on Form S-1 (File No. 333-272253) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including any amendments thereto at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness, and the documents and information otherwise deemed to be a part thereof or included therein pursuant to the Securities Act at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the pricing of the offering contemplated by this Agreement is hereinafter called the “Pricing Prospectus.”

The Company is filing with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus covering the Shares, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any preliminary prospectus, in each case in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter called a “Prospectus.”

2.    Representations and Warranties of the GEN Parties Regarding the Offering.

(a)    Each GEN Party represents and warrants to, and agrees with, the several Underwriters, as of the date hereof, as of the Closing Date (as defined below) and as of each Option Closing Date (as defined below), if any, as follows (except where a representation and warranty speaks as of a different date as indicated below):

(i)    No Material Misstatements or Omissions. At the Effective Time, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement, and any post-effective amendment thereto, complied or will comply in all material respects with the requirements of the Securities Act and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined below) as of [4:30 pm] (Eastern time) (the “Applicable Time”) on the date hereof, at the Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended and supplemented, as of its date, at the time of its filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, and any individual Written Testing-the-Waters Communication (as defined below), when considered together with the Time of Sale Disclosure Package, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which information is limited to the information specifically described in Section 7(f). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)    Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than Testing-the-Waters Communications, the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering and sale of the Shares (collectively, the “Marketing Materials”). Except for the Marketing Materials delivered to and approved by the Underwriter, no Marketing Materials have been provided to investors or prospective investors.

(iii)    Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(iv)     Testing-the-Waters Communications. Except as approved in writing by the Representative, the Company (A) has not alone engaged in any Testing-the-Waters Communication, and (B) has not authorized anyone to engage in Testing-the-Waters Communications. Except as approved in writing by the Representative, the Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Each Written Testing-the-Waters Communication did not, as of the Applicable Time, and at all times through the completion of the offer and sale of the Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(v)    Free-Writing Prospectus. (A) The Company has provided a copy to each of the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the offer and sale of the Shares. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times though the completion of the offer and sale of the Shares, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Final Prospectus or the rest of the Time of Sale Disclosure Package. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which information is limited to the information specifically described in Section 7(f). As used in this paragraph and elsewhere in this Agreement:

(1)    “Time of Sale Disclosure Package” means the Pricing Prospectus, each Issuer Free Writing Prospectus, and the information included on Schedule II.

(2)    “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)    At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)    Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements. Except for any Issuer Free Writing Prospectus listed on Schedule III, no Issuer Free Writing Prospectus has been distributed to investors or prospective investors.

(vi)    Financial Statements. The consolidated financial statements of the Company and the GEN Group Entities, together with the respective related notes and schedules, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and fairly present, in all material respects, the financial condition of the Company and the GEN Group Entities, as applicable, as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. The pro forma financial statements and the related notes thereto included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or schedules, including historical or pro forma financial statements, are required under the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus. All disclosures contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(vii)    Independent Accountants. Marcum LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and the GEN Group Entities filed as part of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is (A) an independent registered public accounting firm as required by the Securities Act and the rules of the Public Company Accounting Oversight Board (the “PCAOB”), and (B) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(viii)    Accounting and Disclosure Controls.

(A)    Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company maintains a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive officer and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements of the Company and the GEN Group Entities included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably expected to materially affect, the Company’s internal control over financial reporting. It is understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “SOX Act”), as of an earlier date than it would otherwise be required to so comply under applicable law.

(B)    Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ix)    Forward-Looking Statements. Each “forward- looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus was included by the Company in good faith and with a reasonable basis after due consideration of the underlying assumptions, estimates and other applicable facts and circumstances. The Company has no reason to believe that any such statements are false or misleading.

(x)    Statistical and Marketing-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company does not have knowledge of any facts that would make such information not reliable or inaccurate. The Company has obtained written consent for the use of such data from such sources, to the extent required.

(xi)    Absence of Manipulation. Neither of the GEN Parties has taken, directly or indirectly, any action that is designed to, or that would reasonably be expected to cause or result in, the stabilization or manipulation of the price or value of any security of the Company to facilitate the offer and sale of the Shares. For the sake of clarity, actions by the Underwriters or persons acting on any of their behalves will not constitute direct or indirect action by the GEN Parties for the purposes of this clause.

(xii)    Investment Company Act. Neither of the GEN Parties are and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3.    Additional Representations and Warranties Regarding the GEN Parties.

(a)    Each of the GEN Parties represents and warrants to, and agrees with, the Underwriters, as of the date hereof, as of the Closing Date, and as of each Option Closing Date, if any, as follows (except where a representation and warranty speaks as of a different date as indicated below):

(i)    Good Standing. Each of the Company and each GEN Group Entity has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and each GEN Group Entity has the power and authority (corporate or otherwise) to own, lease and operate its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and the GEN Group Entities, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)    Authorization. Each GEN Party has the power and authority to execute and deliver, to the extent a party thereto, (A) this Agreement, (B) the Amended and Restated Limited Liability Company Agreement of GEN LLC, to become effective on or prior to the Closing Date (as so amended and restated, the “GEN LLC Agreement”) among the Company, GEN LLC, and the other holders of limited liability company interests of GEN LLC (the “Continuing GEN Equity Owners”), (C) the Tax Receivable Agreement (the “Tax Receivable Agreement”), to become effective on or prior to the Closing Date among the Company, GEN LLC and the Continuing GEN Equity Owners, (D) the Stockholders’ Agreement among the Company and the Continuing GEN Equity Owners (the “Stockholders’ Agreement”), and (E) the Underwriter Warrants (together with the GEN LLC Agreement, the Tax Receivable Agreement, and the Stockholders’ Agreement, the “Transaction Documents”) and to perform its obligations hereunder and thereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, has been duly and validly taken, and when executed and delivered by such GEN Party, will constitute the valid, legal and binding obligations of such GEN Party, enforceable against such GEN Party in accordance with the respective terms of this Agreement and of each of the Transaction Documents, except as rights to indemnity hereunder and thereunder may be limited by federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The descriptions of the Reorganization Transactions and of the transactions contemplated by the Transaction Documents contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are accurate and complete in all material respects.

(iv)    No Breach of Contracts. The execution, delivery and performance of this Agreement and each of the Transaction Documents by each of the GEN Parties, as applicable, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any GEN Group Entity is subject, or by which any property or asset of the Company or any GEN Group Entity is bound or affected, except to the extent that the breach or violation would not reasonably be expected to result in a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (collectively, the “Contracts”) or obligation or other understanding to which the Company or any GEN Group Entity is a party, or by which any property or asset of the Company or any GEN Group Entity is bound or affected, except to the extent that such conflict, violation, breach, default, or Default Acceleration Event would not reasonably be expected to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under the charter, bylaws, LLC agreement, or any equivalent organizational documents of the Company or any of the GEN Group Entities.

(v)    No Violations of Governing Documents. Neither the Company nor any of the GEN Group Entities is (A) in violation of its charter, by-laws, LLC agreement, or other applicable organizational documents, (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease agreement, or other agreement or instrument to which the Company or any GEN Group Entity is a party, or by which the Company or any GEN Group Entity is bound, or to which any property or asset of the Company or any GEN Group Entity is subject, or (C) in violation of any law or statute applicable to the Company or any GEN Group Entity, or any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Entity, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Effect. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency, self-regulatory agency, or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of the GEN Group Entities, or any of their respective properties, assets or operations.

(vi)    Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company or any of the GEN Group Entities in connection with the execution, delivery or performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, except (A) the registration under the Securities Act of the Shares, which has been effected, (B) the necessary filings and approvals from the Nasdaq Capital Market (the “Exchange”) to list the Shares and the Underwriter Warrant Shares for trading on the Exchange, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain would not reasonably be expected to result in a Material Adverse Effect.

(vii)    Capitalization. The GEN Parties have an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company, limited liability company interests of GEN LLC and equity interests of each of the other GEN Group Entities, have been or will be on or prior to the Applicable Time duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except for issuances of options, restricted stock, or restricted stock units pursuant to the Company’s existing stock incentive plans as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (collectively, the “Stock Incentive Plans”) in the ordinary course of business, the issuance of Shares pursuant to this Agreement, and the issuance of securities of the Company and GEN LLC in connection with the Reorganization Transactions (in a manner consistent with the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus), since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, neither of the GEN Parties nor any of the other GEN Group Entities has entered into or granted any convertible or exchangeable securities, options, restricted stock, restricted stock units, warrants, agreements, contracts or other rights to purchase or acquire from either of the GEN Parties or any of the other GEN Group Entities any shares of the capital stock of the Company, any limited liability company interests of GEN LLC, or other equity interests of any of the other GEN Group Entities. The Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, will be free of preemptive, registration or similar rights, except as have been validly waived or complied with, and will conform in all material respects to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The shares of Common Stock issuable upon the exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”), when issued, paid for and delivered upon exercise of the Underwriter Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights, except as have been validly waived or complied with. The Underwriter Warrant Shares have been reserved for issuance. The Underwriter Warrants, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(viii)    Taxes. The Company and each of the GEN Group Entities has (A) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, and (B) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against such party that are due and payable, except for any taxes that are currently being contested in good faith or that, if not paid, are not reasonably expected to result in a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the knowledge of each GEN Party, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or any of the GEN Group Entities, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or any of the GEN Group Entities. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(ix)    Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (A) the GEN Parties and the other GEN Group Entities, when taken as a whole, have not incurred any liability or obligation, indirect, direct or contingent, that is material, individually or in the aggregate, to the GEN Parties and the other GEN Group Entities; (B) the GEN Parties and the other GEN Group Entities have not entered into any material transactions; (C) neither of the GEN Parties nor any of the other GEN Group Entities have declared or paid any dividends or made any distribution of any kind with respect to its capital stock, limited liability interests or other equity interests, except in connection with the Reorganization Transactions (in a manner consistent with the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus; (D) there has not been any change in the capital stock of the Company, limited liability interests of GEN LLC, or other equity interests of any of the other GEN Group Entities, other than (1) in connection with the Reorganization Transaction (in a manner consistent with the description thereof in the

Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus), (2) a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, the settlement of restricted stock units, or the conversion of convertible securities, in each case as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, or (3) upon the issuance of options, restricted stock, or restricted stock units pursuant to the Stock Incentive Plans in the ordinary course of business); (E) there has not been any material change in the long-term or short-term debt of the GEN Parties or any of the other GEN Group Entities, when taken as a whole; and (F) there has not been the occurrence of any Material Adverse Effect.

(x)    Absence of Proceedings. Except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, there is no pending or, to the knowledge of the GEN Parties, threatened or imminent, action, suit or proceeding to which either of the GEN Parties or any of the other GEN Group Entities is a party, or of which any property or assets of either of the GEN Parties or any of the other GEN Group Entities is subject, before or by any Governmental Entity that is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xi)    Permits. Each of the Company and each GEN Group Entity holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any Governmental Entity required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xii)    Title to Properties. Each of the Company and each GEN Group Entity has good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by it that are material to its business, in each case free and clear of all liens, claims, security interests, mortgages, encumbrances, adverse claims or other defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and those that are not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company and each of the GEN Group Entities are held under valid, subsisting and enforceable leases with only such exceptions as do not interfere, in any material respect, with the use made of such real property, improvements, equipment or personal property by the Company or any of the GEN Group Entities.

(xiii)    Intellectual Property Rights. The GEN Parties and each of the other GEN Group Entities own, or have the valid right to use, the inventions, patents, patent applications, trademarks, trademark applications, trade names, service names, copyrights, know-how (including trade secrets, data and other unpatented and/or unpatentable proprietary systems or procedures), domain names, software, proprietary or confidential information, and all other intellectual property (collectively, “Intellectual Property”) described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus as being owned or licensed by them or which are used in or necessary for the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus (the “Company Intellectual Property”), and the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus has not and does not infringe, misappropriate or violate the intellectual property rights of others, except where failure to own, possess, or acquire rights in, or the infringement, misappropriation, or violation of, such intellectual property rights would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. To the knowledge of the GEN Parties, there is no infringement, misappropriation, or violation by third parties of any Company Intellectual Property that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There is no pending or, to the knowledge of the GEN Parties, threatened action, suit, proceeding, investigation or claim by any third party: (A) challenging or seeking to deny or restrict the ownership rights of the GEN Parties or any of the other GEN Group Entities in or to any Company Intellectual Property; (B) challenging the validity, enforceability or scope of any Company Intellectual Property; or (C) asserting that the GEN Parties or any of the other GEN Group Entities has infringed, misappropriated, or violated, or is infringing, misappropriating or violating, any Intellectual Property of any person, in each case except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The GEN Parties and each of the other GEN Group Entities have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to any such party, and all such agreements are in full force and effect, in each case except for any failure to comply or to be in full force and effect that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The GEN Parties and each of the other GEN Group Entities have taken reasonable steps in accordance with normal industry practice to protect, maintain and safeguard the confidentiality of all Company Intellectual Property. To the knowledge of the GEN Parties, none of the Company Intellectual Property or technology employed by the GEN Parties or any of the other GEN Group Entities has been obtained or is being used in violation of any contractual obligation binding on such parties, or any of their respective officers, directors, members, employees or consultants, or otherwise in violation of the rights of any persons, except for any violation that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the GEN Parties nor any of the other GEN Group Entities is subject to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Entity that materially restricts or impairs its use of any Company Intellectual Property.

(xiv)    Compliance with Laws. The Company and each of the GEN Group Entities have been and are in compliance with all applicable laws, rules and regulations of any Governmental Entity, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xv)    Employment Matters. There is (A) no unfair labor practice complaint pending nor, to the knowledge of the GEN Parties, threatened, against the Company or any of the GEN Group Entities, before the National Labor Relations Board, any state or local labor relation board, or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the GEN Parties, threatened against the Company or any of the GEN Group Entities, (B) no labor dispute with or disturbance by the employees of the Company or any of the GEN Group Entities is pending or, to the knowledge of the GEN Parties, threatened or imminent, and (C) to the knowledge of the GEN Parties, no labor dispute with or disturbance by the employees of any material supplier, manufacturer, customer, distributor or contractor of the Company or any of the GEN Group Entities is threatened or imminent, which could, in each case, reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Gen Parties are not aware that any key employee or significant group of employees of the GEN Parties or any of the other GEN Group Entities plans to terminate employment.

(xvi)    ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred and would not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, individually or in the aggregate, cause the loss of such qualification.

(xvii)    Compliance with Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) none of the GEN Parties nor any of the other GEN Group Entities is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law, or any judicial or administrative interpretation thereof, including any judgment, order, writ, injunction or decree, relating to pollution or protection of human health, or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release, threatened release or imminent release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, the “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, the “Environmental Laws”); (ii) the GEN Parties and the other GEN Group Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; and (iii) there are no pending or, to the knowledge of the GEN Parties, threatened or imminent administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the GEN Parties or any of the other GEN Group Entities.

(xviii)    SOX and Dodd-Frank Compliance. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the SOX Act, Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or implementing the provisions thereof (collectively, the “SOX and Dodd-Frank Acts”) that are then in effect, and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable provisions of the SOX and Dodd-Frank Acts not currently applicable to it and at all times after the effectiveness of such provisions.

(xix)    Money Laundering Laws. The operations of the Company and the GEN Group Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or the GEN Group Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the GEN Parties, threatened.

(xx)    Foreign Corrupt Practices Act. Neither of the GEN Parties nor any of the other GEN Group Entities, nor, to the knowledge of any GEN Party, any director, officer, employee, representative, agent, or affiliate of either GEN Party or any of the other GEN Group Entities, or any other person acting on behalf of the GEN Parties or any of the other GEN Entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the GEN Parties and the other GEN Group Entities, and to the knowledge of the GEN Parties, each of their respective affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxi)    OFAC. Neither of the GEN Parties nor any of the other GEN Group Entities, nor, to the knowledge of any GEN Party, any director, officer, employee, representative, agent or affiliate of either of the GEN Parties or any of the other GEN Group Entities, or any other person acting on behalf of the GEN Parties or any of the other GEN

Group Entities, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the GEN Parties will not directly or indirectly use the proceeds of the sale of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxii)    Insurance. The GEN Parties and each of the other GEN Group Entities are collectively insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. Neither the Company nor any of the GEN Group Entities has any reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire, or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business and at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xxiii)    Books and Records. The minute books of the Company and the GEN Group Entities have been made available to the Underwriters and counsel for the Underwriters, and such books accurately reflect, in all material respects, all transactions referred to in such minutes.

(xxiv)    No Undisclosed Contracts. There is no Contract or document required by the Securities Act to be described in the Registration Statement, the Time of Sale Disclosure Package, or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not so described or filed therein as required; and all descriptions of any such Contracts or documents contained in the Registration Statement, the Time of Sale Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no such Contract has been suspended or terminated by the Company or any of the other parties thereto. The GEN Parties have not received notice of the suspension or termination of any such Contract, and have no knowledge that any such suspension or termination is threatened or imminent.

(xxv)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Gen Parties on the one hand, and the directors, officers, stockholders (or other equity holders), suppliers, manufacturers, customers, distributors, or contractors of the GEN Parties or any of the other GEN Group Entities, on the other, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

(xxvi)    Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no other transactions between or among the Company, directors, director nominees, officers or other control persons of the Company (or any of their respective family members) which are required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which are not so described. All such transactions have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(xxvii)    No Registration Rights. No person or entity has the right to require registration of Common Stock (or other securities of the Company that are convertible into or exercisable or exchangeable for Common Stock) within 180 days of the date hereof as a result of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time period required. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act.

(xxviii)    Continued Business. No supplier, manufacturer, customer, distributor or sales agent of the Company or any of the GEN Group Entities has notified the Company or any of the GEN Group Entities that it intends to discontinue or decrease the amount or rate of business conducted with the Company, except where such discontinuation or decrease would not reasonably be expected to result in a Material Adverse Effect.

(xxix)     Stock Exchange Listing. The Shares and the Underwriter Warrant Shares have been approved for listing on the Exchange, subject only to official notice of issuance.

(xxx)    No Fees. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, neither of the GEN Parties, nor any of their respective officers, directors, members or employees, has made, intends to make, or is required to make any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, broker fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (B) any FINRA member, or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (the “Filing Date”) or thereafter.

(xxxi)     Proceeds. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, none of the net proceeds of the offering contemplated by this Agreement will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member.

(xxxii)     No FINRA Affiliations. To the knowledge of each of the GEN Parties, no (A) officer or director of the Company, (B) owner of 5% or more of any class of the Company’s securities, or (C) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The GEN Parties will advise the Representative and counsel to the Underwriters if they become aware that any such person or entity is or becomes an affiliate or associated person of a FINRA member participating in the offering contemplated by this Agreement.

(xxxiii)    No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the GEN Parties in connection with the transactions contemplated hereby.

(xxxiv)     Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the captions “Description of Capital Stock”, “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Class A Common Stock” and “Shares Eligible for Future Sale” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(xxxv)    Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, other than shares issued (A) in connection with the Reorganization Transactions, or (B) pursuant to the Stock Incentive Plans.

(xxxvi)    Data Privacy. In connection with its collection, storage, transfer and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Private Information”), the Company and each of the GEN Group Entities is and has been in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company or any of the GEN Group Entities is a party or to which it is subject. The Company and each of the GEN Group Entities takes and has taken all steps reasonably necessary (including implementing and monitoring compliance with technical, organizational and administrative security measures) to protect Private Information against loss and against unauthorized access, use, modification, disclosure or other misuse. In the past three years, there has been no modification, disclosure or misuse of, nor to the Company’s knowledge, any unauthorized access to any Private Information, nor has there been any breach in security of any of the information systems used to store or otherwise process any Private Information. The Company and the GEN Group Entities require all third parties to which any such party provides Private Information or access thereto to maintain the privacy and security of such Private Information, including by contractually obligating such third parties to protect such Private Information in accordance with the applicable privacy laws. Neither the Company nor any of the GEN Group Entities is subject to any complaints, lawsuits, proceedings, audits, investigations or claims by any private party, the Federal Trade Commission, any state attorney general or similar state official, or any other governmental authority, foreign or domestic, regarding its collection, use, storage, disclosure, transfer or maintenance of any Private Information and, to the knowledge of the GEN Parties, no such complaints, lawsuits, proceedings, audits, investigations or claims are threatened.

(b)    Any certificate signed by any officer of either of the GEN Parties in connection with this Agreement and delivered to the Representative for the benefit of the Underwriters, or to counsel to the Company or the Underwriters, shall be deemed a representation and warranty by such GEN Party to the Underwriters as to the matters covered thereby.

4.    Purchase, Sale and Delivery of Shares.

(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and the Underwriters agree to purchase the Firm Shares set forth opposite the name of the Underwriters on Schedule I hereto. The purchase price to be paid by the Underwriters to the Company for each Firm Share shall be $[●] per share.

(b)    The Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares and, upon the basis of the representations and warranties, and subject to the terms and conditions herein set forth, the Underwriters shall have the right, severally and not jointly, to purchase at the purchase price set forth in Section 4(a) hereof all or any portion of the Option Shares as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriters at any time, and from time to time, on or before the thirtieth (30th) day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first (1st) business day after the date on which the option shall have been exercised nor later than the fifth (5th) business day after the date on which the option shall have been exercised unless the Company and the Representative otherwise agree.

(c)    Payment of the purchase price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner as the payment for the Firm Shares as set forth in Section 4(d) hereof.

(d)    The Firm Shares will be delivered by the Company to the Underwriter, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 9:00 a.m. Eastern Time, on the second (2nd) (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the third (3rd)) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a)

under the Exchange Act. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the accounts of the respective Underwriters, which delivery shall with respect to the Firm Shares, be made through the facilities of the Depository Trust Company’s DWAC system.

(e)    On the Closing Date, the Company shall issue to the Representative (and/or its designees), warrants (the “Initial Underwriter Warrants”), in form and substance substantially in the form attached hereto as Exhibit C, for the purchase of an aggregate of [●] shares of Common Stock, registered in the name or names and in such denominations as the Representative may request at least one (1) business day before the Closing Date. In the event that the Underwriters exercise the option to purchase some or all of the Option Shares, on each Option Closing Date, the Company shall issue to the Representative (and/or its designees), warrants (the “Option Underwriter Warrants,” and, together with the Initial Underwriter Warrants, the “Underwriter Warrants”), substantially in the form attached hereto as Exhibit C, to purchase that number of shares of Common Stock that is equal to [●] percent ([●]%) of the number of Option Shares being purchased on such Option Closing Date, which shall be registered in the name or names and be in such denominations as the Representative may request at least one (1) business day before the Option Closing Date.

5.    Covenants. The Company covenants and agrees with the several Underwriters as follows:

(a)    The Company shall prepare the Final Prospectus in a form approved by the Representative and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second (2nd) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Securities Act.

(b)    During the period beginning on the date hereof and ending on the later of the Closing Date or such date on which the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer as determined by the Representative (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including the filing of any Rule 462 Registration Statement), the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(c)    From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate the Common Stock from listing on the Exchange, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B or 430C as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(d)    (i) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel, or the Representative or its counsel, to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, supplement or other document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii)    If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which is that an Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus, or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact, or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement (at the expense of the Company), such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)    The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(f)    The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(g)    The Company will make available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(h)    The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares (including all fees and expenses of the registrar and transfer agent of the Shares and the registrar and transfer agent of the Underwriter Warrants (if other than the Company), and the cost of preparing and printing stock certificates and warrant certificates), (ii) all reasonable expenses and reasonable fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (iii) all reasonable and documented filing fees and reasonable and documented fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification, if required, of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (iv) the reasonable and documented filing fees and reasonable and documented fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA of the terms of the sale of the Shares, provided that the amount payable by the Company pursuant to this clause (iv) and clause (iii) above shall not exceed $35,000 in the aggregate, (v) Exchange listing fees, if any, and (vi) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 9(a)(ii), (iv) or (v), the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, reasonable and documented fees and disbursements of one counsel, travel expenses, postage, facsimile and telephone charges) actually paid and incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

(i)    The GEN Parties intend to apply the net proceeds from the sale of the Shares to be sold by the Company hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

(j)    The Company has not taken, and, during the Prospectus Delivery Period, will not take , directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. For the sake of clarity, actions by the Underwriters or persons acting on any of their behalves will not constitute direct or indirect action by the Company for the purposes of this clause.

(k)    The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each of the Underwriters, severally and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included on Schedule III. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(l)    The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period beginning on the date hereof and continuing through the close of trading on the date that is one hundred eighty (180) days after the date of the Final Prospectus (the “Lock-Up Period”), (i) offer, pledge, hypothecate, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, any shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Shares”), and any membership interests in GEN LLC); or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement or prospectus with the Commission relating to the offer or sale of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-4 in connection with a business combination transaction or a registration statement on Form S-8 with respect to the registration of shares of Common Stock to be issued pursuant to the Stock Incentive Plans. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder or the Underwriter Warrants, (2) shares of Common Stock issued in connection with the exchange of Class B Shares and an equivalent number of common units of GEN LLC for Common Stock in accordance with the GEN LLC Agreement, (3) the issuance of Common Stock upon the exercise of outstanding options or warrants, or the conversion of outstanding convertible securities, disclosed in the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus, or (4) the issuance of options or the grant of restricted stock or restricted stock units pursuant to the Stock Incentive Plans.

(m)    The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock (if other than the Company).

(n)    The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the end of the Prospectus Delivery Period, and (b) the expiration of the Lock-Up Period described in Section 5(l) above.

(o)    If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement (as defined below) for an officer, director or stockholder of the GEN Parties and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

6.    Conditions of the Underwriter’s Obligations. The respective obligations of the several Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)    If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; and any request of the Commission that additional information be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus shall have been complied with.

(b)    The Shares and the Underwriter Warrant Shares shall be approved for listing on the Exchange, subject to official notice of issuance.

(c)    FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)    On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e)    On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the opinion and negative assurance letters of Gibson Dunn & Crutcher LLP, counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(f)    On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the negative assurance letter of Stradling Yocca Carlson & Rauth, P.C. counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g)    The Representative, for the benefit of the Underwriters, shall have received a letter from Marcum LLP, on the date hereof and on the Closing Date, and on each Option Closing Date, as applicable, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, and the Final Prospectus; provided, that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Option Closing Date, as the case may be.

(h)    On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, a certificate, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of each of the GEN Parties, in their capacity as officers of the Company, to the effect that:

(i)    The representations and warranties of the GEN Parties in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as applicable;

(ii)    No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)    There has been no occurrence of any event resulting in or reasonably expected to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or the Option Closing Date, as applicable.

(i)    On or before the date hereof, the Representative shall have received a duly executed lock-up agreement in substantially the form set forth on Exhibit A hereto (each a “Lock-Up Agreement”), by and between the Representative and (i) each member of the Company’s board of directors, (ii) each executive officer of the Company, and (iii) each of the other holders of capital stock of the Company or membership interests of GEN LLC.

(j)    On the date hereof and on the Closing Date and on each Option Closing Date, the Company shall have furnished to the Representatives a certificate of the chief financial officer of the Company with respect to certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, and the Final Prospectus.

(k)    The Company shall have furnished to the Underwriters and its counsel such additional documents, certificates and evidence as the Underwriters or its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date, or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(h), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.    Indemnification and Contribution.

(a)    The GEN Parties, jointly and severally, agree to indemnify, defend and hold harmless each of the Underwriters, its affiliates, directors, officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such party for any actual, reasonable and documented legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that such indemnity shall not inure to the benefit of any of the Underwriters (or any person controlling such Underwriter) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof, which information is limited to the information specifically described in Section 7(f).

(b)    Each of the Underwriters, severally and not jointly, will indemnify, defend and hold harmless each of the GEN Parties, their respective directors, officers, members and employees, and each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which information is limited to the information specifically described in Section 7(f), and will reimburse such party for any actual, reasonable and documented legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent it desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it and any others entitled to indemnification pursuant to this Section in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party or parties as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not unreasonably be conditioned, delayed or withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the GEN Parties on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the GEN Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the GEN Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the GEN Parties bear to the total underwriting discount and the value of the Underwriter Warrants received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the GEN Parties or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The GEN Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter and the value of the Underwriter Warrants received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The obligations of the GEN Parties under this Section 7 shall be in addition to any liability that the GEN Parties may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each of the Underwriters under this Section 7 shall be in addition to any liability that each of the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each of the GEN Parties, and their respective officers and directors, and each person who controls the GEN Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)    For purposes of this Agreement, each of the Underwriters severally confirms, and the GEN Parties acknowledge, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the marketing and legal names of each of the Underwriters, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8.    Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the GEN Parties and the other GEN Group Entities contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the GEN Parties contained in Section 5(h) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9.    Termination of this Agreement.

(a)    The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only), if: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, NYSE American, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by any federal, New York or California authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities, or any crisis or calamity, or any change in national or international financial markets, or any change or development in national or international political, financial or economic conditions that, in each case, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, or the sale or delivery of the Shares on the Closing Date or any Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus; or (v) in the reasonable judgment of the Representative, there has been, since the time of execution of this Agreement, or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(h) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)    If the Representative elects to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by the Representative by telephone, confirmed in writing pursuant to Section 10 hereof.

10.    Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed, hand delivered or sent via electronic mail and confirmed to the parties hereto as follows:

If to Representative:	Roth Capital Partners, LLC
800 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attention: Equity Capital Markets
Email: RothECM@roth.com

with a copy to:	Stradling Yocca Carlson & Rauth, P.C.
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
Attn: Ryan C. Wilkins
Email: rwilkins@stradlinglaw.com

If to the GEN Parties:	GEN Restaurant Group, Inc.
11472 South Street
Cerritos, CA 90703
Attention: Chief Financial Officer
Email: tomcroal@genbbqoffice.com

With a copy to:	Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, CA 92612
Attn: Michael Flynn, Peter Wardle
Email: MFlynn@gibsondunn.com; PWardle@gibsondunn.com

or in each case using such other address or contact information as the person to be notified may have requested in writing. Any party to this Agreement may change such address or contact information for notices by sending written notice of a new address or contact information for such purpose to the parties to this Agreement.

11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters. Neither party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party.

12.    Absence of Fiduciary Relationship. Each GEN Party acknowledges and agrees that: (a) each of the Underwriters has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between any GEN Party and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the GEN Parties on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the GEN Parties following discussions and arms-length negotiations with the Underwriters and the GEN Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the GEN Parties and that no Underwriter has any obligation to disclose such interest and transactions to the GEN Parties by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each of the Underwriters is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the GEN Parties.

13.    Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

14.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

15.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.    Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS CONTROLLING PERSONS, OFFICERS AND DIRECTORS REFERRED TO IN SECTION 7, EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

17.    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g. DocuSign)) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

18.    Entire Agreement. This Agreement, together with any other written agreements that relate to the offering of the Shares (to the extent not superseded by this Agreement), including the exhibits and schedules hereto, represents the entire agreement between the GEN Parties and the Underwriters with respect to the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the conduct of the offering contemplated by this Agreement, and the purchase and sale of the Shares.

19.    Recognition of the U.S. Special Resolution Regimes.

(i)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii)    For purposes of this Section 19, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act; (c) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (d) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (e) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (f) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this agreement whereupon this agreement will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

GEN RESTAURANT GROUP, INC.

By:
Name:
Title:

Very truly yours,

GEN RESTAURANT COMPANIES, LLC

By:
Name:
Title:

Confirmed as of the date first above-mentioned by the Representative of the several Underwriters.

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Roth Capital Partners, LLC

Total

SCHEDULE II

Pricing Terms

1.	The Company is selling [●] Firm Shares.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Option Shares.

3.	The initial public offering price per share for the Shares shall be $[●].

SCHEDULE III

Free Writing Prospectus

EXHIBIT A

Form of Lock-Up Agreement

[●], 2023

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GEN Restaurant Group, Inc., a Delaware corporation (the “Company”), relating to a proposed offering (the “Offering”) of shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”). The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement (this “Lock-Up Agreement”) in conducting the Offering and entering into the Underwriting Agreement and underwriting arrangements contemplated thereby with the Company and GEN Restaurant Companies, LLC (“GEN LLC”) with respect to the Offering. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, subject to the provisions contained herein, during the period (the “Lock-Up Period”) beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the final prospectus relating to the Offering (the “Final Prospectus”), (1) offer, pledge, hypothecate, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, grant any security interest in, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, (a) shares of the Company’s Class B common stock, par value $0.001 per share, (b) membership interests in GEN LLC, (c) shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), and (d) any Company securities which may be issued upon exercise of any stock option or warrant, or upon conversion of any convertible note), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specified in any of clauses (1), (2) or (3) above.

The foregoing paragraph shall not be deemed to restrict or prohibit the undersigned from establishing a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the sale or transfer of Common Stock, provided that such plan does not provide for any sales, transfers or other dispositions of Common Stock during the Lock-Up Period, and provided, further, that no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection therewith during the Lock-Up Period.

Notwithstanding the foregoing, the restrictions set forth above shall not apply to (a) transfers (i) as a bona fide gift or gifts or charitable contribution, or for bona fide estate planning purposes, (ii) to any immediate family member or other dependent of the undersigned, or (iii) to any trust for the direct or indirect benefit of the undersigned or one or more members of the immediate family of the undersigned, (b) dispositions by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or one or more members of the immediate family of the undersigned, (c) distributions to partners, members, or direct or indirect shareholders or any other direct or indirect equity owner of the undersigned (including, without limitation, to any entity or entities that directly or indirectly control, or are under common control with, the undersigned), (d) dispositions to any corporation, partnership, limited liability company, trust or other entity in which the undersigned and/or any member of the immediate family of the undersigned directly or indirectly owns a beneficial ownership interest, or dispositions to any corporation, partnership, limited liability company, trust or other entity which manages, or that is controlled or managed by or is under common control or management with, the undersigned (including, without limitation, to any investment company or entity that manages, or that is controlled or managed by or is under common control or management with, the undersigned), (e) transfers or dispositions by operation of law, including pursuant to an order of a court or government agency (including a qualified domestic order) or regulatory agency, (f) the exercise of any option or warrant, or conversion of any convertible note (but not the sale of any Common Stock received on the exercise or conversion thereof) and transfers of Common Stock or other Company securities subject to this Lock-Up Agreement to the Company in full or partial payment of the exercise price for options or warrants to purchase shares of the Common Stock, or to the Company for full or partial payment of taxes required to be paid upon the exercise of options or warrants to purchase shares of the Common Stock, or upon the vesting of restricted shares or restricted stock units, (g) transfers of Common Stock or other Company securities subject to this Lock-Up Agreement pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a “change of control” (as defined below) of the Company occurring after the consummation of the Offering; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of the Common Stock shall remain subject to the terms of this Lock-Up Agreement, (h) to the Company or any of its subsidiaries in connection with any purchase of membership interests of GEN LLC from the undersigned, by the Company or any of its subsidiaries with the net proceeds of the Offering, (i) pursuant to any sale, transfer or exchange of membership interests in GEN LLC to the Company in connection with, and as contemplated by, the Reorganization (as such term is defined in the preliminary prospectus included in the Registration Statement under the section “Organizational Structure”), including, without limitation, any purchase by the Company of shares of Common Stock or membership interests of GEN LLC, as the case may be, or (j) pursuant to any exchange of membership interests of GEN LLC for a corresponding number of shares of Common Stock in accordance with the GEN LLC Agreement (as defined in the Registration Statement), which will become effective on or prior to the consummation of the Offering, in connection with the Reorganization; provided, however, that in the case of a transfer pursuant to clauses (a), (c), or (d) above it shall be a condition to the transfer that the transfer not involve a disposition for value; provided, further, that in the case of a transfer pursuant to clauses (a), (c) or (d) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement (and in the case of a transfer pursuant to clause (e), the undersigned shall use its reasonable efforts to have the transferee execute an agreement stating that the transferee is receiving and holding the securities pursuant to the provisions of this Lock-Up Agreement); provided, further, that in the case of a transfer pursuant to clauses (c) and (d) above, no filing under Section 16(a) of the Exchange Act, reporting such transfer shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs); provided, further, that (i) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in the beneficial ownership of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) by the undersigned during the Lock-Up Period (and which transfer is otherwise permitted pursuant to this paragraph), the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and that such shares of Common Stock remain subject to the restrictions set forth herein, and (ii) in the case of the exchange of membership interests as set forth in clause (j), no filing under Section 16(a) of the Exchange Act will be required to be made during the Lock-Up Period reporting a reduction in beneficial ownership of the undersigned. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. For purposes of this Lock-Up Agreement, “change of control” shall mean any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, would become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company (or the surviving entity).

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to, or reasonably expected to, lead to or result in a sale, transfer or other disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares (but excluding, for the avoidance of doubt, any broad-based market basket or index).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that, during the Lock-Up Period, the Representative releases or waives any prohibition set forth in this Lock-Up Agreement (or in any similar lock-up agreement) on the transfer of Common Stock or other Company securities held by any securityholder of the Company owning, directly or indirectly, more than 1% of the shares of Common Stock issued and outstanding immediately prior to the Offering, an amount of Common Stock and other Company securities subject to this agreement representing the same percentage of the total number of outstanding Common Stock and other Company securities subject to this agreement and held by the undersigned as the percentage of the total number of outstanding Common Stock and other Company securities held by such other person or entity that are the subject of such release or waiver shall be immediately and fully released on the same terms from the applicable prohibitions set forth herein. The Representative shall promptly notify the Company and the undersigned of any such release.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering, except as set forth herein, and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically, and without any action on the part of any other party, terminate and the undersigned shall be released from all obligations under this Lock-Up Agreement upon the earliest to occur of (i) July 31, 2023 if the Underwriting Agreement has not been executed by such date (provided that the Company may by written notice to the undersigned prior to July 31, 2023, extend such date for a period of up to an additional three months), (ii) the Underwriting Agreement being terminated following execution thereof (other than the provisions which survive termination) prior to payment for and delivery of the securities to be sold thereunder, (iii) prior to the execution of the Underwriting Agreement, if the Company, on the one hand, or the Representative, on the other hand, notifies the other party in writing that it does not intend to proceed with the Offering, or (iv) the Registration Statement filed with the SEC in connection with the Offering is withdrawn.

Any signature to this Lock-Up Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan and the United States District Court for the Southern District of New York, for the purpose of any suit, action, or other proceeding arising out of this Lock-Up Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

[Signature Page to Lock-Up Agreement]

EXHIBIT B

Form of Press Release

GEN Restaurant Group, Inc.

[Date]

GEN Restaurant Group, Inc. (the “Company”) announced today that Roth Capital Partners, LLC, the Representative in the Company’s recent public sale of [             ] shares of common stock is [waiving][releasing] a lock-up restriction with respect to [             ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] [a stockholder] of the Company. The [waiver][release] will take effect on             , 20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C

Form of Warrant